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                                                                    EXHIBIT 10.1


                     EXECUTIVE SALARY CONTINUATION AGREEMENT


       THIS AGREEMENT, made and entered into this 28th day of December, 1988, by and between Borel Bank & Trust Company, a corporation organized and existing under the laws of the State of California (hereinafter called "the Corporation"), and Harold A. Fick (hereinafter called "the Executive").

                                   WITNESSETH:

       WHEREAS, the Executive is in the employ of the Corporation, serving as its President; and

       WHEREAS, the experience, knowledge of the affairs of the Corporation, and reputation and contacts in the industry of the Executive are so valuable that assurance of the Executive's continued service is essential for the future growth and profits of the Corporation, and it is in the best interest of the Corporation to arrange terms of continued employment for the Executive so as to reasonably assure the Executive's remaining in the Corporation's employment during the Executive's lifetime or until the age of retirement; and

       WHEREAS, it is the desire of the Corporation that the Executive's services be retained as herein provided; and

       WHEREAS, the Executive is willing to continue in the employ of the Corporation provided the Corporation agrees to pay to the Executive or the Executive's beneficiaries certain benefits in accordance with the terms and conditions hereinafter set forth;

       NOW, THEREFORE, in consideration of the services to be performed in the future, as well as the mutual promises and covenants herein contained, it is agreed as follows:

                                   ARTICLE 1

       1.1. BENEFICIARY - The term "Beneficiary" shall mean the person or persons whom the Executive shall designate in a valid Beneficiary Designation Notice to receive the benefits provided hereunder.

            A Beneficiary Designation Notice shall be valid only if: (1) it is in the form attached hereto and made a part hereof; and, (2) it is received by the named Fiduciary and Plan Administrator prior to the Executive's death.

       1.2. CHANGE OF CONTROL - The term change of control shall mean:

            (a) any merger or consolidation of the corporation in which the Corporation is not the surviving corporation; or

            (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of any assets of the Corporation having an aggregate Fair Market Value of fifty percent (50%) of the total value of the assets of the Corporation and its consolidated subsidiaries reflected in the most recent balance sheet of the Corporation; or

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            (c) any person (as such term is used in Sections 13(d) and 14(d)(2)
       of the Securities Exchange Act of 1934) becomes a beneficial owner, directly or indirectly, of securities of the Corporation representing twenty-five per cent (25%) of the combined voting power of the Corporation's then outstanding securities.

       1.3. DISABILITY - The term "disability" shall mean the complete and total inability, due to illness or injury, of the Executive to perform his or her duties as an Executive Officer of the Corporation and the continued complete and total inability to perform such duties. Such disability shall be determined by an independent physician in the event of physical disability or by an independent psychiatrist in the event of mental disability selected with the approval of the Corporation and the Executive.

       1.4. NAMED FIDUCIARY AND PLAN ADMINISTRATOR - The Named Fiduciary and Plan Administrator of this plan shall be the Corporation.

       1.5. PLAN YEAR - The term "Plan Year" shall mean the Corporation's fiscal year.

       1.6. SURVIVING SPOUSE - The term "surviving spouse" shall mean the person (if any) who shall be legally married to the Executive on the date of the Executive's death.

       1.7. TERMINATION FOR CAUSE - The term "termination for cause" shall mean termination of the employment of the Executive by reason of any of the following:

            (a) The Executive's willful breach of duty in the course of employment, unless waived by the Corporation;

            (b) Dishonest or illegal conduct of the Executive; or,

            (c) The habitual neglect by the Executive of the Executive's employment duties, unless waived by the Corporation.

                                   ARTICLE 2

       2.1. EMPLOYMENT - The Corporation agrees to employ the Executive in such capacity as the Corporation may from time to time determine. The Executive shall continue in the employ of the Corporation in such capacity and with such duties and compensation as may be determined from time to time by the Board of Directors of the Corporation.

       2.2. FULL EFFORTS - The Executive agrees to devote his or her full time and attention exclusively to the business and affairs of the Corporation, except during vacation periods, and to use his or her best efforts to furnish faithful and satisfactory services to the Corporation.

       2.3. FRINGE BENEFIT - The salary continuation benefits provided by this Agreement are granted by the Corporation as a fringe benefit to the Executive and are not part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment of bonus in lieu of these salary continuation benefits.

                                   ARTICLE 3

       3.1. RETIREMENT - If the Executive shall continue in the employment of the Corporation at least until attaining the age of Sixty (60), the Executive may retire from active daily employment as of the first

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day of the month following attainment of age Sixty (60), or upon such later date as may be mutually agreed upon by the Executive and the Corporation. In any event, however, the Executive may continue to work after the age of Sixty (60).

       3.2. PAYMENT - The Corporation agrees that upon such retirement it will pay to the Executive the annual sum of Seven-five Thousand Dollars ($75.000.00), payable monthly on the first day of each month following such retirement for a period of one hundred fifty-six (156) months, subject to the conditions and limitations hereinafter set forth. The Seventy-five Thousand Dollars ($75,000.00) annual payment amount may be adjusted as of the first year in which it is to be paid, to reflect changes in the federally determined cost-of-living index (U.S. Dept. of Labor BLS CPI) and may be adjusted annually for each payment year thereafter to reflect further changes in said federally determined cost of living index, using the date of retirement as a baseline. However, the Corporation is not obligated hereunder to make any such adjustment.

       3.3. DEATH AFTER RETIREMENT - The Corporation agrees that if the Executive shall so retire, but shall die before receiving the full amount of monthly payments to which he is entitled hereunder, it will continue to make such monthly payments to the Executive's designated Beneficiary for the remaining period. If a valid Beneficiary Designation is not in effect, the payments shall be made to the executive's surviving spouse or, if none, said payments shall be made to the duly qualified personal representative, executor or administrator of the Executive's estate.

                                   ARTICLE 4

       4.1. DEATH PRIOR TO RETIREMENT - In the event the Executive should die while actively employed by the Corporation at any time after the date of this Agreement, but prior to attaining the age of Sixty (60) years, or if the Executive chooses to work after the age of Sixty (60), but dies before retirement, the Corporation will pay the annual sum of Seventy-five Thousand Dollars ($75,000.00) per year to the Executive's designated Beneficiary in equal monthly installments for a period of one hundred and fifty-six (156) months. If a valid Beneficiary Designation is not in effect, the payments shall be made to the Executive's surviving spouse at the time of death, or, if none, said payments shall be made to the duly qualified personal representative, executor or administrator of the Executive's estate. The said monthly payments shall begin the first day of the month following the month of the decease of the Executive. Provided, however, that anything hereinabove to the contrary notwithstanding, no death benefit shall be payable hereunder if it is determined that the Executive's death was caused by suicide on or before December 30, 1990.

       4.2. DISABILITY PRIOR TO HIS RETIREMENT - In the event the Executive becomes disabled while actively employed by the Corporation at any time after the date of this Agreement, but prior to attaining the age of Sixty (60) years the Executive will be considered to be one hundred percent (100%) vested in the amount set forth in Schedule A attached hereto and made a part hereof. Said amount, at the election of the Executive, shall be paid to the Executive in a lump sum within three (3) months of the determination of disability, or may be paid in equal monthly installments over a period not to exceed one hundred and fifty-six (156) months, or such shorter period as is mutually agreed upon by the Corporation and the Executive. Said payment shall be in lieu of any other retirement or death benefit under this Agreement.

       If the Executive elects to work beyond the age of Sixty (60) and becomes disabled prior to retirement, the Executive will be considered to have retired as defined in Section 3.1 of this Agreement and will be entitled to the benefits provided by Article 3 of this Agreement.

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                                   ARTICLE 5

       5.1. TERMINATION OF EMPLOYMENT - The Corporation reserves the right to terminate employment of the Executive at any time prior to retirement. In the event that the employment of the Executive shall be terminated prior to the Executive's attaining the later of age Sixty (60) or the date of termination, other than by reason of disability or death, then this Agreement shall terminate upon the date of such termination of employment; provided, however, that the Executive shall be entitled to the following benefits under the following circumstances:

            (1) TERMINATION WITHOUT CAUSE. If the Executive has been employed by the Corporation for a period of at least three (3) continuous years, and the Executive's employment is terminated by the Corporation without cause, the Executive will be considered to be vested in twenty (20%) of the amount set forth in Schedule A attached hereto and made a part hereof, and shall become vested in an additional ten percent (10%) of said amount for each succeeding year thereafter until he becomes one hundred (100%) vested. If the Executive's employment is terminated under the provisions of this Section 5.1, the Corporation will pay the Executive's vested amount upon such terms and conditions and commencing at such time as the Corporation shall determine, but in no event commencing later than age Sixty (60).

            (2) VOLUNTARY TERMINATION BY THE EXECUTIVE. It is understood by the Executive that the purpose of this Agreement is to assure the Executive's continued employment with the Corporation. If the Executive voluntarily terminates his or her employment with the Corporation, then the Executive shall be entitled to no benefits under this Agreement and no amount shall be paid to the Executive under this Agreement.

            (3) TERMINATION FOR CAUSE. If the Executive is terminated for cause as defined herein, then the Executive shall be entitled to no benefits under this Agreement and no amount shall be paid to the Executive under this Agreement.

            (4) TERMINATION UPON CHANGE OF CONTROL. (a) Anything hereinabove to the contrary notwithstanding, if the Executive is not fully vested in the amount set forth in Schedule A, he will become fully vested in said amount in the event of a transfer in the controlling ownership or sale of the Corporation or its parent Corporation, and shall be entitled to the full amount set forth in Schedule A, upon the terms and conditions hereof, if termination of employment thereafter occurs under this Section
       5.1 as a result of such change of control.

                   (a) In the event that any payment or benefit received or to be received by the Executive in connection with a change in control of the Corporation or the termination of the Executive's employment (whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Corporation, any person whose actions result in a change in control of the Corporation or any person affiliated with the Corporation or such person (together with the Severance Payment, the "Total Payments")) would not be deductible (in whole or in part) as a result of Section 280G of the Internal Code

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            of 1954, as amended (the "Code"), the Severance Payment shall be reduced until no portion of the Total Payments is not deductible as a result of section 280G of the Code, or the Severance Payment is reduced to zero. For purposes of this limitation (i) no portion of the Total Payments, the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the date of payment of the Severance Payment, shall be taken into account; (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by the Corporation's independent auditors and acceptable to the Executive, does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code; (iii) the Severance Payment shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clause (i) or clause (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code, in the opinion of the tax counsel referred to in clause (ii); and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Corporation's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

                                   ARTICLE 6

       6.1. TERMINATION OF AGREEMENT BY REASON OF CHANGES IN LAW - The Corporation is entering into this Agreement upon the assumption that certain existing tax laws will continue in effect in substantially their current form. In the event of any changes in such federal laws, the Corporation shall have an option to terminate or modify this Agreement, provided, however, that the Executive shall be entitled to at least the same amount as he would have been entitled to under Section 4.2 relating to disability. The payment of said amount shall be made upon such terms and conditions and at such time as the Corporation shall determine, but in no event commencing later than age Sixty (60) or the date of termination.

                                   ARTICLE 7

       7.1. NONASSIGNABLE - Neither the Executive, nor the Executive's spouse, nor any other Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owned by the Executive or the Executive's Beneficiary, or any of them, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

                                   ARTICLE 8

       8.1. CLAIMS PROCEDURE - The Corporation shall make all determinations as to rights to benefits under this Agreement. Any decision by the Corporation denying a claim by the Executive or the Executive's Beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed to the Executive or such Beneficiary. Such decision shall set forth the specific reasons for the denial, written to the best of the Corporation's ability, in a manner calculated to be understood without

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legal or actuarial counsel. In addition, the Corporation shall provide a reasonable opportunity to the Executive or such Beneficiary for full and fair review of the decision denying such claim.

                                   ARTICLE 9

       9.1. UNSECURED GENERAL CREDITOR - The Executive and the Executive's Beneficiary shall have no legal or equitable rights, interests, or claims in or to any property or assets of the Corporation. No assets of the Corporation shall be held under any trust for the benefit of the Executive or his Beneficiaries, or held in any way as security for the fulfillment of the obligations of the Corporation under this Plan. All of the Corporation's assets shall be, and remain, the general, unpledged, unrestricted assets of the Corporation. The Corporation's obligation under this Plan shall be that of an unfunded and unsecured promise by the Corporation to pay money in the future. Executives and their Beneficiaries shall be unsecured general creditors with respect to any benefits hereunder.

                                   ARTICLE 10

       10.1. REORGANIZATION - The Corporation shall not merge or consolidate into or with another corporation, or reorganize, or sell substantially all of its assets to another corporation, firm, or person, unless and until such succeeding or continuing corporation, firm, or person agrees to assume and discharge the obligations of the Corporation under this Agreement. Upon the occurrence of such event, the term "Corporation," as used in this Agreement, shall be deemed to refer to such successor or survivor corporation.

                                   ARTICLE 11

       11.1. BENEFITS AND BURDENS - This Agreement shall be binding upon, and inure to the benefit of the Executive and the Executive's personal representatives, and the Corporation and any successor organization which shall succeed to substantially all of its assets and business.

                                   ARTICLE 12

       12.1. NOT A CONTRACT OF EMPLOYMENT - This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Corporation to discharge the Executive, or restrict the right of the Executive to terminate his employment.

       IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by its proper officer, and the Executive has hereunto set his hand at San Mateo, California, the day and year first above written.

                                         BOREL BANK & TRUST COMPANY



                                         By:  /S/ RONALD G. FICK
                                            ------------------------------------
                                            Its: Vice President and
                                                 Senior Trust Officer



                                          EXECUTIVE

                                             /S/ HAROLD A. FICK
                                            ------------------------------------

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                                 HAROLD A. FICK

                                   SCHEDULE A


                                         AMOUNT IN WHICH
     PLAN YEAR                            VESTING OCCURS
     ---------                            --------------
         1                                    28,644
         2                                    60,287
         3                                    95,244
         4                                   133,862
         5                                   176,523
         6                                   223,651
         7                                   275,714
         8                                   333,229
         9                                   396,766
        10                                   466,957
        11                                   544,497




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                           DESIGNATION OF BENEFICIARY



       Pursuant to the terms of a Salary Continuation Agreement, dated December 28, 1988, between myself and the Borel Bank & Trust Company, I hereby designate the following beneficiary (ies) to receive any payments which may be due under such Agreement after my death:



Primary Beneficiary                 NANCY A. FICK
                   -------------------------------------------------------------

Secondary Beneficiary(ies)    TRUST UNDER THE WILL OF HAROLD A. FICK
                          ------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       The Primary Beneficiary named above shall be designated beneficiary referred to in Articles 1.1, 3.3 and 4.1 of said Agreement if he or she is living at the time a death benefit payment thereunder becomes due and payable, and the Secondary Beneficiary named above shall be designated beneficiary referred to in Articles 1.1, 3.3 and 4.1 of said Agreement only if he or she is living at the time a death benefit payment becomes payable and the Primary Beneficiary is not then living.

       This designation hereby revokes any prior designation which may have been in effect.

                                         Date: DECEMBER 28, 1988

       /S/ AIDA B. LISS                        /S/ HAROLD A. FICK
       ------------------                      -------------------------------
       Witness                                 Executive


       Acknowledged By:                        /S/ RONALD G. FICK
                                               -------------------------------


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